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                                                                   EXHIBIT 10(a)


                               CONSENT OF COUNSEL

              Warburg, Pincus Long-Short Market Neutral Fund, Inc.

         We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 333-60687, Investment Company Act File No. 811-08925) of Warburg, Pincus Long-Short Market Neutral Fund, Inc. (the "Fund") under the caption "Independent Accountants and Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.




                                        /s/ Willkie Farr & Gallagher
                                        --------------------------------
                                            Willkie Farr & Gallagher




New York, New York
October 26, 1998